Exhibit 99(10)(ll)

ONE GROUP MUTUAL FUNDS
FORM OF MULTIPLE CLASS PLAN

(As Amended and Restated Effective August 12, 2004)

One Group Mutual Funds (“Trust”) is an open-end investment company that offers units of beneficial interest (“shares”) in 51 separate series (each a “Fund” and collectively, the “Funds”) and 15 different share classes.  The classes applicable to the Funds that have a variable net asset value (“Variable NAV Funds”) are Class A, Class B, Class C, Class I (Select),(1) Ultra Class and Institutional Class.  The classes applicable to the Funds that have a stable net asset value (“Money Market Funds”) are Capital Class, Institutional Class, Agency Class, Premier Class, Class I (Investor),(2) Class A, Reserve Class, Class B, Class C, Class I (Capital),(3) Morgan Class, Reserve Class, Administrative Class, and Class S.  The classes provide for variations in shareholder and related services, distribution arrangements, conversion features, exchange privileges, voting rights, dividends, and per share net asset value.  The differences among the classes are discussed below.  Attached as Exhibit A, which may be amended from time to time, is a list of the Funds and the classes of shares available in each Variable NAV Fund.  Attached as Exhibit B, which may be amended from time to time, is a list of the Money Market Funds and the classes of shares available in each Money Market Fund.

The following classes of shares will be offered in connection with certain Reorganization transactions and will commence operations after February 18, 2005: Institutional Class, Ultra Class, Capital Class, Agency Class, Premier Class, Reserve Class, and Morgan Class.(4)

A.            Eligible Investors

Each class of shares is offered to the types of shareholders indicated in the then-current prospectuses for each class of shares.

(1)                                  Effective February 19, 2005, the Class I shares of the Variable NAV Funds will be redesignated Select Class shares.  To differentiate these shares from others, the Class I shares of the Variable NAV Funds will be referred to herein as “Class I (Select) shares.”

(2)                                  Effective February 19, 2005, the Class I shares of certain Money Market Funds (as designated in Exhibit B) will be redesignated Investor Class shares.  To differentiate these shares from others, the Class I shares of those Money Market Funds will be referred to herein as “Class I (Investor) shares.”

(3)                                  Effective February 19, 2005, the Class I shares of certain Money Market Funds (as designated in Exhibit B) will be redesignated Capital Class shares.  To differentiate these shares from others, the Class I shares of those Money Market Funds will be referred to herein as “Class I (Capital) shares.”

(4)                                  On August 12, 2004, the Board of Trustees of the Trust approved the reorganization of certain Funds with and into series of other registered investment companies or other Funds, subject in each case to the approval of each reorganization transaction by the shareholders of the acquired Fund at a shareholder meeting to be held January 20, 2005 (each a “Reorganization”).  The Reorganization transactions described above, if approved by shareholders, are expected to close on or about February 18, 2005, or such later date as the parties to each such transaction shall agree.

B.            Sales Charge

Class A Shares

Class A shares, other than those offered in a Money Market Fund, are distributed subject to a front-end sales charge.  The front-end sales charge is based on a percentage of the offering price and may vary based on the amount of purchase. Proceeds from the front-end sales charge are used to finance sales commissions resulting from the sale of Class A shares.

An initial purchase of Class A shares in an amount in excess of $1 million is not subject to a front-end sales charge.  However, Class A shareholders in the One Group Short-Term Municipal Bond Fund, the One Group Ultra Short-Term Bond Fund, the One Group Short-Term Bond Fund, the One Group Treasury & Agency Fund, the One Group Mortgage-Backed Securities Fund, the One Group Equity Index Fund, and the One Group Market Expansion Index Fund will be charged the equivalent of 0.50% on an amount equal to the purchase price of the redeemed shares if the shares are redeemed prior to the first anniversary of purchase. Class A shareholders of all other Funds will be charged the equivalent of 1.00% on an amount equal to the purchase price of the redeemed shares if the shares are redeemed prior to the first anniversary of purchase.(5)  These charges (“Class A CDSC”) will apply unless the Trust’s distributor receives notice before the shareholder invests that the shareholder’s Financial Advisor or Intermediary is waiving its commission.  Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month.

In addition, shares purchased during a Fund’s subscription or special offering period and redeemed within a period specified by the Fund may be subject to a Class A CDSC on an amount equal to the purchase price of the redeemed shares.

Class B Shares

Class B shares are distributed subject to a contingent deferred sales charge (“CDSC”).  The CDSC and all or a portion of the Class B Rule 12b-1 Fees (see below) are used to finance sales commissions resulting from the sale of Class B shares.  If the shareholder redeems Class B shares prior to the fourth anniversary of purchase for the One Group Short-Term Municipal Bond Fund, the One Group Ultra Short-Term Bond Fund, the One Group Short-Term Bond Fund, and the One Group Treasury & Agency Fund and the sixth anniversary of purchase for all other Funds, the shareholder will pay a CDSC.  For shares purchased prior to November 1, 2002, the CDSC is assessed on an amount equal to the lesser of the then-current market value or the original cost of the shares being redeemed.  Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price.  For shares purchased on or after November 1, 2002, the CDSC is

(5)                                  Until the effective date of the Trust’s next annual update of its registration statement, which is expected to b eon or about October 28, 2004, Class A shareholders of all other Funds will be charged the equivalent of 1.00% on an amount equal to the purchase price of the redeemed shares if the shares are redeemed prior to the first anniversary of purchase and 0.50% on an amount equal to the purchase price if the shares are redeemed prior to the second anniversary of purchase.

assessed on the original cost of the shares being redeemed.  In addition, no CDSC is assessed on shares derived from reinvestment of dividends or capital gain distributions.

The amount of the CDSC, if any, varies depending on the number of years from the time of payment for the purchase of Class B shares until the time of redemption of such shares.  Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month.

In determining whether a particular redemption is subject to a CDSC, it is assumed that the redemption is first of any Class A shares in the shareholder’s Fund account (unless the shareholder elects to have Class B shares redeemed first), next of shares acquired pursuant to reinvestment of dividends and capital gain distributions, and finally of other shares held by the shareholder for the longest period of time. This method should result in the lowest possible sales charge.

Class C Shares

Class C shares are distributed subject to a CDSC except for Class C shares of the One Group Ultra Short-Term Bond Fund, the One Group Short-Term Bond Fund, and the One Group Short-Term Municipal Bond Fund (collectively, the “Short-Term Bond Funds”). The CDSC and all or a portion of the Class C Rule 12b-1 Fees (see below) are used to finance sales commissions resulting from the sale of Class C shares.  For Funds other than the Short-Term Bond Funds, if the shareholder redeems Class C shares prior to the first anniversary of purchase, the shareholder will pay a CDSC. The CDSC is assessed on the original cost of the shares being redeemed. In addition, no sales charge is assessed on shares derived from reinvestment of dividends or capital gain distributions.  There is no CDSC assessed on Class C shares of the Short-Term Bond Funds.

Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month.

In determining whether a particular redemption is subject to a CDSC, it is assumed that the redemption is first of any Class A shares in the shareholder’s Fund account (unless the shareholder elects to have Class C shares redeemed first), next of shares acquired pursuant to reinvestment of dividends and capital gain distributions, and finally of other shares held by the shareholder for the longest period of time.  This method should result in the lowest possible sales charge.

Class I (Select), Institutional Class, Ultra Class, Class I (Capital), Capital Class, Agency Class, Premier Class, Class I (Investor), Reserve Class, Morgan Class, Administrative Class and Class S

Class I (Select), Institutional Class, Ultra Class, Class I (Capital), Capital Class, Agency Class, Premier Class, Class I (Investor), Reserve Class, Morgan Class, Administrative Class and Class S shares are not subject to a sales charge at the time of purchase or redemption.

Sales Charge Waivers

Sales charges may be waived as permitted by Rule 22d-1 under the Investment Company Act of 1940, as amended (the “1940 Act”). Shareholders relying upon any of the sales charge waivers must qualify for such waiver.

C.            Rule 12b-1 Fees

Each One Group Fund (other than the One Group Treasury Only Money Market Fund, the One Group Government Money Market Fund and the One Group Institutional Prime Money Market Fund (collectively, the “Institutional Money Market Funds”)) has adopted various plans under Rule 12b-1 under the 1940 Act.  The fees paid by the Funds under such plans are referred to generally as “Rule 12b-1 Fees.”  The Rule 12b-1 Fees compensate the distributor for its sales activities.  The distributor in turn may use all or part of the Rule 12b-1 Fees to pay commissions to intermediaries who sell Fund shares.  There are no Rule 12b-1 fees for Class I (Select), Institutional Class, Ultra Class, Class I (Capital), Capital Class, Agency Class, Premier Class, Class I (Investor), Administrative Class and Class S shares of the Funds.

Class A, Class B and Class C

(1)                               Through February 18, 2005

With respect to the Class A, Class B and Class C shares of the Funds, the Board of Trustees of the Trust has adopted a plan under Rule 12b-1 that (i) will remain in effect through February 18, 2005, and (ii) allows the Funds to pay distribution and shareholder servicing fees for the servicing, sale and distribution of Class A, Class B and Class C shares of the Funds (“Distribution and Shareholder Service Plans”).

All or part of the Rule 12b-1 Fees payable under the Distribution and Shareholder Service Plans with respect to the Class A, Class B and Class C shares also may be used as compensation for shareholder services by the distributor and/or intermediaries.  The distributor may apply the Rule 12b-1 Fees payable under the Distribution and Shareholder Service Plans with respect to the Class A, Class B and Class C shares toward: (i) compensation for its services in connection with distribution assistance or provision of shareholder services; or (ii) payments to financial institutions and intermediaries such as banks (including affiliates of the Adviser), savings and loan associations, insurance companies, investment counselors, broker-dealers, and the distributor’s affiliates and subsidiaries, as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services.

Below is a summary of the Rule 12b-1 Fees under Distribution and Shareholder Service Plans:

Share Class	Distribution and Shareholder Service Plan Provisions

Class A

Class A shares of the One Group U.S. Treasury Securities Money Market Fund, One Group Prime Money Market Fund, One Group U.S. Government Securities Money Market Fund, One Group Municipal Money Market Fund, One Group Michigan Municipal Money Market Fund, and One Group Ohio Municipal Money Market Fund pay a Rule 12b-1 Fee of 0.25% of the average daily net assets of the applicable Money Market Fund attributable to the Class A shares. Class A shares of all other Funds pay a Rule 12b-1 Fee of 0.35% of the average daily net assets of the applicable Fund attributable to the Class A shares.

Class B	Class B shares pay a Rule 12b-1 Fee of 1.00% of the average daily net assets of the Fund attributable to the Class B shares.

Class C	Class C shares pay a Rule 12b-1 Fee of 1.00% of the average daily net assets of the Fund attributable to the Class C shares.

The Funds may voluntarily reduce the level of the shareholder services portion of the Rule 12b-1 Fees under the Distribution and Shareholder Service Plans with respect to the Class A, Class B and Class C shares.

(2)          Beginning February 19, 2005

The Board of Trustees of the Trust has adopted a plan under Rule 12b-1 that (i) will become effective with respect to the Class A, Class B and Class C shares of the Funds on February 19, 2005, and (ii) allows the Funds to pay distribution fees for the sale and distribution of the Class A, Class B and Class C shares of the Funds (“New Distribution Plan”).

Below is a summary of the Rule 12b-1 Fees applicable to the Class A, Class B and Class C shares of the Funds under the New Distribution Plan:

Share Class	New Distribution Plan Provisions

Class A	Class A shares pay a Rule 12b-1 Fee of 0.25% of the average daily net assets of the applicable Fund attributable to the Class A shares.

Class B	Class B shares pay a Rule 12b-1 Fee of 0.75% of the average daily net assets of the Fund attributable to the Class B shares.

Class C	Class C shares pay a Rule 12b-1 Fee of 0.75% of the average daily net assets of the Fund attributable to the Class C shares.

Morgan Class and Reserve Class

With respect to the Morgan Class and Reserve Class shares, the Board of Trustees has adopted a plan under Rule 12b-1 that (i) will remain in effect through February 18, 2005, and (ii) allows the Funds to pay distribution fees for the sale and distribution of the Morgan Class and Reserve Class shares of the Funds (“Stub Period Distribution Plan”).  The Board of Trustees of the Trust has also adopted the New Distribution Plan to be effective with respect to the Morgan Class and Reserve

Class shares of the Funds on February 19, 2005.  The New Distribution Plan also allows the Funds to pay distribution fees for the sale and distribution of the Morgan Class and Reserve Class shares of the Funds.

Below is a summary of the Rule 12b-1 Fees applicable to the Morgan Class and Reserve Class shares of the Funds under both the Stub Period Distribution Plan and the New Distribution Plan:

Share Class	Stub Period Distribution Plan and New Distribution Plan Provisions

Morgan Class	Morgan Class shares pay a Rule 12b-1 Fee of 0.10% of the average daily net assets of the Fund attributable to the Morgan Class shares.

Reserve Class	Reserve Class shares pay a Rule 12b-1 Fee of 0.25% of the average daily net assets of the Fund attributable to the Reserve Class shares.

The distributor may use the Rule 12b-1 Fees payable under the Stub Period Distribution Plan or the New Distribution Plan to finance any activity that is primarily intended to result in the sale of Fund shares, including, but not limited to, (i) the development, formulation and implementation of marketing and promotional activities, including direct mail promotions and television, radio, magazine, newspaper, electronic and media advertising; (ii) the preparation, printing and distribution of prospectuses, statements of additional information and reports and any supplements thereto (other than prospectuses, statements of additional information and reports and any supplements thereto used for regulatory purposes or distributed to existing shareholders of each Fund); (iii) the preparation, printing and distribution of sales literature; (iv) expenditures for sales or distribution support services, including in-house telemarketing support services and expenses; (v) preparation of information, analyses and opinions with respect to marketing and promotional activities; (vi) commissions, incentive compensation, finders fees or other compensation paid to, and expenses of employees of the distributor, brokers, dealers and other financial institutions that are attributable to any distribution and/or sales support activities, including interest expenses and other costs associated with financing of such commissions, compensation, fees, and expenses; (vii) travel, equipment, printing, delivery and mailing costs, overhead and other office expenses of the distributor attributable to any distribution and/or sales support activities; (viii) the costs of administering this Plan; (ix) expenses of organizing and conducting sales seminars; and (x) any other costs and expenses relating to any distribution and/or sales support activities relating to the sale of Fund shares.

D.            Shareholder Services Fees

(1)          Shareholder Service Plan

Each of the Institutional Money Market Funds has adopted a Shareholder Services Plan with respect to its Class S and Administrative Class shares.  Pursuant to the Shareholder Services Plan, financial institutions, broker-dealers and other financial intermediaries (“Service Organizations”) that enter into a written agreement pursuant to the Shareholder Services Plan (“Shareholder Services Plan Agreement”), or other similar agreement, under which the Service Organizations perform administrative support services for beneficial owners of Class S and Administrative Class shares receive a fee, computed daily and paid monthly, at an annual rate of up to .25% of the average daily net assets attributable to Class S shares owned by their respective customers and at an annual rate of up to .10% of the average daily net assets attributable to Administrative Class shares owned by their respective customers.  The types of administrative support services the Service Organizations provide may include (i) aggregating and processing purchase and redemption requests for a Fund’s shares from customers and placing net purchase and redemption orders with the Trust; (ii) processing dividend payments from the Trust on behalf of customers; (iii) arranging for bank wire transfer of funds to or from a customer’s account; (iv) responding to inquiries from customers relating to the services performed by the Service Organization; (v) providing sub-accounting with respect to a Fund’s shares beneficially owned by customers or providing the information to the Trust necessary for sub-accounting; (vi) if required by law, forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements, and dividend, distribution and tax notices) to customers; (vii) forwarding to customers proxy statements and proxies containing any proposals regarding a Fund’s Shareholder Services Plan; and (viii) providing such other similar services as the Trust may reasonably request to the extent the Service Organization is permitted to do so under applicable statutes, rules or regulations.

Neither the Shareholder Services Plan nor the Shareholder Services Plan Agreements apply to any of the other classes of shares of the One Group Funds. The Funds may voluntarily reduce the level of non-shareholder services fees under the Shareholder Services Plans.

(2)          Shareholder Service Agreements

Each of the Funds has adopted a Shareholder Services Agreement with respect to its Capital Class, Institutional Class, Agency Class, Premier Class, Morgan Class and Reserve Class shares.  Pursuant to the Shareholder Services Agreement, One Group Dealer Services, Inc., in its role as the Funds’ Shareholder Servicing Agent receives a fee, computed daily and paid monthly, at the annual rates shown in the table below:

Share Class	Service Fee Rate

Capital Class	Capital Class shares of the Funds pay a shareholder servicing fee of 0.05% of the average daily net assets of the applicable Fund attributable to the Capital Class shares.

Institutional Class	Institutional Class shares of the Funds pay a shareholder servicing fee of 0.10% of the average daily net assets of the applicable Fund attributable to the Institutional Class shares.

Agency Class	Agency Class shares of the Funds pay a shareholder servicing fee of 0.15% of the average daily net assets of the applicable Fund attributable to the Agency Class shares.

Premier Class	Premier Class shares of the Funds pay a shareholder servicing fee of 0.30% of the average daily net assets of the applicable Fund attributable to the Premier Class shares.

Reserve Class	Reserve Class shares of the Funds pay a shareholder servicing fee of 0.30% of the average daily net assets of the applicable Fund attributable to the Reserve Class shares.

Morgan Class	Morgan Class shares of the Funds pay a shareholder servicing fee of 0.35% of the average daily net assets of the applicable Fund attributable to the Morgan Class shares.

Effective February 19, 2005, the Class I (Select) and Class I (Investor) shares will pay a shareholder servicing fee of 0.25% of the average daily net assets of the applicable Fund attributable to the Class I (Select) shares and the Class I (Investor) shares will pay a shareholder servicing fee of 0.35% of the average daily net assets of the applicable Fund attributable to the Class I (Investor) shares.

The Funds may voluntarily reduce the level of non-shareholder services fees under the Shareholder Services Agreement.

E.             Exchange Privileges

Class I (Select) shareholders of a Fund may exchange their Class I (Select) shares for Class A shares of the same Fund or for Class I (Select) shares or Class A shares of another One Group Fund.

Class I (Capital) shareholders of an Institutional Money Market Fund may exchange their Class I (Capital) shares only for Class I (Capital) shares of another Institutional Money Market Fund.

Class I (Investor) shareholders of a Money Market Fund may exchange their Class I ( Investor) shares only for Class I (Investor) shares of another Money Market Fund.

Class A shareholders of a One Group Fund may exchange their Class A shares for (i) Class I (Select) shares of the same One Group Fund, (ii) Class A shares of another One Group Fund, (iii) Morgan Class shares of a Money Market Fund, or (iv) Class I (Select) shares of another One Group Fund if the shareholder is eligible to purchase such shares.

Class B shareholders may exchange their Class B shares of a One Group Fund for Class B shares of another One Group Fund.

Class C shareholders of the Short-Term Bond Funds of the Trust may exchange their Class C shares for Class C shares of any other One Group Fund, including Class C shares of any of the Short-Term Bond Funds.

Class C shareholders of any Fund other than the Short-Term Bond Funds, may exchange their Class C shares of a Fund for Class C shares of another One Group Fund, other than for Class C shares of the Short-Term Bond Funds.

Capital Class shareholders may exchange their Capital Class shares of a One Group Fund for Capital Class shares of another One Group Fund.

Institutional Class shareholders may exchange their Institutional Class shares of a One Group Fund for Institutional Class shares of another One Group Fund.

Agency Class shareholders may exchange their Agency Class shares of a One Group Fund for Agency Class shares of another One Group Fund.

Premier Class shareholders may exchange their Premier Class shares of a One Group Fund for Premier Class shares of another One Group Fund.

Reserve Class shareholders may exchange their Reserve Class shares of a One Group Fund for Reserve Class shares of another One Group Fund.

Morgan Class shareholders of a One Group Fund may exchange their Morgan Class shares for (i) Morgan Class shares of another One Group Fund, (ii) Class A shares of another One Group Fund, or (iii) Class I (Select) shares of another One Group Fund if the shareholder is eligible to purchase such shares.

Class S shareholders may exchange their Class S shares of a Fund for Class S shares of another One Group Fund.

Administrative Class shareholders may exchange their Administrative Class shares of a Fund for Administrative Class shares of another One Group Fund.

The exchange privilege may be exercised only in those states where the shares of the exchanged and acquired Funds of the Trust may be legally sold. All exchanges discussed herein are made at the net asset value of the exchanged shares, except as provided below.  The Trust does not impose a charge for processing exchanges of shares.  However, a sales charge may be payable in the following circumstances:

a)              Shareholders owning Class I (Select) or Morgan Class shares of a Fund will pay a sales charge if they exchange their Class I (Select) or Morgan Class shares for Class A shares and they do not qualify for a sales charge waiver.

b)             Shareholders owning Class A shares of a Fund will pay a sales charge if they exchange their Class A shares for Class A shares of another Fund and the Fund from which they are exchanging did not charges a sales charge, but the Fund into which they are exchanging does.  In connection with the foregoing, shareholders would pay the sales charge applicable to the Fund into which they are exchanging.

c)              Shareholders owning Class B and Class C shares of a Fund will not pay a sales charge at the time of the exchange, however:

1.               The new Class B and Class C shares will be subject to the CDSC of the Fund from which the shareholder exchanged.  If a shareholder exchanges Class B or Class C shares of a Fund that were themselves purchased by exchange from another Fund, the Class B and Class C shares will continue to be subject to the CDSC of the Fund from which the shareholder FIRST exchanged.

2.               The current holding period of the shareholder’s exchanged Class B or Class C shares, other than exchanged Class C shares of the Short-Term Bond Funds, is carried over to the new shares.

3.               If a shareholder exchanges out of Class C shares of one of the Short-Term Bond Funds, a new CDSC period applicable to the Fund into which the Shareholder exchanged will begin on the date of the exchange.

Additional Information Regarding Exchanges

The Trust may change the terms or conditions of the exchange privilege discussed herein through amendment to this Multiple Class Plan and upon sixty (60) days’ written notice to shareholders.

F.             Conversion Rights

Class B shares will automatically convert to Class A shares six or eight years (depending on the Fund) after the end of the calendar month in which the shares were purchased and will be subject to the lower distribution fees charged to Class A shares.  Such conversion will be on the basis of the relative net asset values of the two classes, without the imposition of any sales charge, fee or other charge.

For purposes of conversion to Class A shares, shares received as dividends and other distributions paid on Class B shares in a shareholder’s Fund account will be considered to be held in a separate sub-account.  Each time any Class B shares in a shareholder’s Fund account (other than those in the sub-account) convert to Class A shares, a pro-rata portion of the Class B shares in the sub-account will also convert to Class A shares.

If a shareholder effects one or more exchanges among Class B shares of the Funds of the Trust during the relevant six- or eight-year period, the Trust will aggregate the holding periods for the shares of each One Group Fund for purposes of calculating the relevant period.  Because the per share net asset value of the Class A shares may be higher than that of the Class B shares at the time of conversion, a shareholder may receive fewer Class A shares than the number of Class B shares converted, although the dollar value will be the same.

Class C shares will not convert to any other class of shares.

G.            Voting Rights

Each share held entitles the shareholder of record to one vote. Each Fund of the Trust will vote separately on matters relating solely to that Fund.  In addition, each class of a Fund shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to shareholders in which the interests of one class, including such class’ Distribution Plan, Distribution and Service Plan or Shareholder

Services Plan, differ from the interests of any other class.  However, all Fund shareholders will have equal voting rights on matters that affect all Fund shareholders equally.

H.            Expense Allocation

Each class shall pay the expenses associated with its different distribution and shareholder services arrangement.  Each class may, at the Board’s discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust’s assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes.  All other expenses will be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Fund.  However, money market funds operating in reliance on Rule 2a-7, and other Funds making daily distributions of their net investment income, may allocate such other expenses to each share regardless of class, or based on the relative net assets.

Expenses may be waived or reimbursed by a Fund’s investment advisor, sub-advisor, underwriter, administrator or any other service provider to the Fund.

I.              Redemptions

Shareholders generally may redeem their shares without sales charge on any Business Day. Exceptions to this general rule applicable to deferred sales charges on Class B and Class C shares, and certain Class A shares are detailed above.  In addition, shares of each class of the Diversified International Fund, the Health Sciences Fund, the High Yield Bond Fund, the International Equity Index Fund, the Market Neutral Fund (for shares purchased through October 27, 2004 only) and the Technology Fund held for less than 90 days (for shares purchased through October 27, 2004) and 60 days (for shares purchased on or after October 28, 2004) are redeemable (or exchangeable) at a price equal to 98% of the Fund’s then-current NAV per share, less any applicable CDSC.  This 2% discount, referred to in the Funds’ prospectuses and the Statement of Additional Information as a redemption fee, directly affects the amount a Shareholder who is subject to the discount receives upon redemption or exchange. The redemption fee is paid to the Funds and is designed to offset the brokerage commissions, capital gains impact, and other costs associated with fluctuations in fund assets levels and cash flow caused by short-term shareholder trading.  The redemption fee with respect to the Market Neutral Fund will cease to be imposed for all share purchases made on or after October 28, 2004.

The redemption fee does not apply to shares purchased through reinvested distributions (dividends and capital gains), or mutual fund wrap fee programs, or shares redeemed as part of a termination of certain corporate retirement plans or redemptions of a corporate retirement plan’s entire share position with the Fund, shares redeemed by balance forward funds or shares redeemed on a systematic basis, including shares redeemed as a result of required minimum distributions under certain corporate retirement plans or IRAs or as part of a rebalancing program or shares redeemed as part of a bona fide asset allocation program; provided, that the redemption fee may be charged in the event that the distributor determines that such programs are being used as a market timing strategy.  Redemptions made by the Investor Conservative Growth Fund, the Investor Balanced Fund, the Investor Growth & Income Fund and the Investor Growth Fund qualify under this exception.  The redemption fee also does not apply to shares redeemed to collect a sub-

minimum account fee or shares redeemed in liquidation of an account that fails to maintain the minimum account balance.  The redemption fee will not apply to Class A shares received in connection with the conversion of Class B shares.  The Funds do not require a redemption fee if the amount of such fee would be less than $50.  Financial Advisors or Intermediaries may have a lower minimum or no minimum for charging redemption fees.  In addition to the foregoing, the redemption fee does not apply to such other shares as provided in the Trust’s registration statement.

When Class A shares of a Fund are exchanged for Class I (Select) shares of the same Fund, or when Class I (Select) or Morgan Class shares of a Fund are exchanged for Class A shares of the same Fund, the holding period for purposes of the redemption fee will be calculated based on the purchase date of the original Class A, Morgan Class or Class I (Select) shares, as applicable, not on the period since the exchange.

All redemption orders are effected at the net asset value per share next determined as reduced by any applicable CDSC.

In determining whether a particular redemption is subject to a redemption fee, it is assumed that the redemption is first of shares acquired pursuant to reinvestment of dividends and capital gain distributions followed by other shares held by the shareholder for the longest period of time.  This method should result in the lowest possible sales charge.

J.             Dividends

Shareholders automatically receive all income dividends and capital gain distributions in additional shares of the same class at the net asset value next determined following the record date, unless the shareholder has elected to take such payment in cash.

Class B shares received as dividends and capital gains distributions at the net asset value next determined following the record date shall be held in separate Class B Shares sub-accounts.

In the absence of waivers, the amount of dividends payable on some classes will be more than the dividends payable on other classes of shares because of the distribution expenses and/or service fees charged to the various classes of shares.

EXHIBIT A

Variable NAV Funds

	FUND	Class A	Class B	Class C	Class I**	Institutional Class	Ultra Class
1.	Arizona Municipal Bond	X	X	X	X
2.	Balanced(6)	X	X	X	X
3.	Bond	X	X	X	X		X
4.	Diversified Equity(7)	X	X	X	X
5.	Diversified International(8)	X	X	X	X
6.	Diversified Mid Cap	X	X	X	X		X
7.	Equity Income	X	X	X	X
8.	Equity Index	X	X	X	X
9.	Government Bond	X	X	X	X		X
10.	Health Sciences(9)	X	X	X	X
11.	High Yield Bond	X	X	X	X		X
12.	Income Bond	X	X	X	X		X
13.	Intermediate Bond	X	X	X	X		X
14.	Intermediate Tax-Free Bond(10)	X	X	X	X
15.	International Equity Index	X	X	X	X
16.	Investor Balanced	X	X	X	X
17.	Investor Conservative Growth	X	X	X	X
18.	Investor Growth	X	X	X	X
19.	Investor Growth & Income	X	X	X	X
20.	Kentucky Municipal Bond	X	X	X	X
21.	Large Cap Growth	X	X	X	X		X
22.	Large Cap Value	X	X	X	X		X
23.	Louisiana Municipal Bond	X	X	X	X

**                                  Effective February 19, 2005, the Class I shares of the Funds listed on this Exhibit A will be redesignated Select Class shares.

(6)                                  Shareholders of the One Group Balanced Fund will be asked to approve the reorganization of that Fund with and into the JPMorgan Diversified Fund at a shareholder meeting to be held January 20, 2005.  If shareholders approve the reorganization, the One Group Balanced Fund will no longer be part of this Multiple Class Plan effective upon the closing of the reorganization, which is expected to occur on or about February 18, 2005 or on such later date as the parties to the reorganization transaction shall agree.

(7)                                  Shareholders of the One Group Diversified Equity Fund will be asked to approve the reorganization of that Fund with and into the JPMorgan U.S. Equity Fund at a shareholder meeting to be held January 20, 2005.  If shareholders approve the reorganization, the One Group Diversified Equity Fund will no longer be part of this Multiple Class Plan effective upon the closing of the reorganization, which is expected to occur on or about February 18, 2005 or on such later date as the parties to the reorganization transaction shall agree.

(8)                                  Shareholders of the One Group Diversified International Fund will be asked to approve the reorganization of that Fund with and into the JPMorgan Fleming International Equity Fund at a shareholder meeting to be held January 20, 2005.  If shareholders approve the reorganization, the One Group Diversified International Fund will no longer be part of this Multiple Class Plan effective upon the closing of the reorganization, which is expected to occur on or about February 18, 2005 or on such later date as the parties to the reorganization transaction shall agree.

(9)                                  Shareholders of the One Group Health Sciences Fund will be asked to approve the reorganization of that Fund with and into the JPMorgan Global Healthcare Fund at a shareholder meeting to be held January 20, 2005.  If shareholders approve the reorganization, the One Group Health Sciences Fund will no longer be part of this Multiple Class Plan effective upon the closing of the reorganization, which is expected to occur on or about February 18, 2005 or on such later date as the parties to the reorganization transaction shall agree.

(10)                            Shareholders of the One Group Intermediate Tax-Free Bond Fund will be asked to approve the reorganization of that Fund with and into the JPMorgan Intermediate Tax-Free Income Fund at a shareholder meeting to be held January 20, 2005.  If shareholders approve the reorganization, the One Group Intermediate Tax-Free Bond Fund will no longer be part of this Multiple Class Plan effective upon the closing of the reorganization, which is expected to occur on or about February 18, 2005 or on such later date as the parties to the reorganization transaction shall agree.

	FUND	Class A	Class B	Class C	Class I**	Institutional Class	Ultra Class
24.	Market Expansion Index	X	X	X	X
25.	Market Neutral	X	X	X	X
26.	Michigan Municipal Bond	X	X	X	X
27.	Mid Cap Growth	X	X	X	X		X
28.	Mid Cap Value	X	X	X	X		X
29.	Mortgage-Backed Securities	X	X	X
30.	Municipal Income	X	X	X	X
31.	Ohio Municipal Bond	X	X	X	X
32.	Real Estate	X	X	X	X
33.	Short-Term Bond	X	X	X	X		X
34.	Short-Term Municipal Bond	X	X	X	X
35.	Small Cap Growth	X	X	X	X		X
36.	Small Cap Value	X	X	X	X		X
37.	Strategic Small Cap Value	X	X	X	X
38.	Tax-Free Bond	X	X	X	X
39.	Technology	X	X	X	X
40.	Treasury & Agency	X	X	X	X
41.	Ultra Short-Term Bond	X	X	X	X		X
42.	West Virginia Municipal Bond	X	X	X	X

EXHIBIT B

Money Market Funds

	FUND	Capital Class	Institutional Class	Agency Class	Premier Class	Class I(11)	Morgan Class	Class A(12)	Class B	Class C
1.	Michigan Municipal Money Market					X	X	X
2.	Municipal Money Market		X	X		X(13)	X	X
3.	Ohio Municipal Money Market					X	X	X
4.	Prime Money Market	X	X	X	X	X	X	X	X	X
5.	U.S. Government Securities Money Market(14)					X		X
6.	U.S. Treasury Securities Money Market		X	X	X	X	X	X	X	X

	FUND	Class I(15)	Institutional Class	Admin Class(16)	Class S(17)	Morgan Class	Reserve Class
1.	Government Money Market	X	X	X	X	X	X
2.	Institutional Prime Money Market(18)	X		X	X
3.	Treasury Only Money Market(19)	X		X	X

(11)                            Effective February 19, 2005, the Class I shares of the Money Market Funds listed in this table (other than the One Group Municipal Money Market Fund) will be redesignated Investor Class shares.

(12)                            Effective February 19, 2005, the Class A shares of the Money Market Funds will be redesignated Reserve Class shares.

(13)                            Effective February 19, 2005, the Class I shares of the One Group Municipal Money Market Fund will be redesignated Premier Class shares.

(14)                            Shareholders of the One Group U.S. Government Securities Money Market Fund will be asked to approve the reorganization of that Fund with and into the One Group Government Money Market Fund at a shareholder meeting to be held January 20, 2005.  If shareholders approve the reorganization, the One Group U.S. Government Securities Money Market Fund will no longer be part of this Multiple Class Plan effective upon the closing of the reorganization, which is expected to occur on or about February 18, 2005 or on such later date as the parties to the reorganization transaction shall agree.

(15)                            Effective February 19, 2005, the Class I shares of the Institutional Money Market Funds listed in this table will be redesignated Capital Class shares.

(16)                            Effective February 19, 2005, the Administrative Class shares of the Institutional Money Market Funds will be redesignated Agency Class shares.

(17)                            Effective February 19, 2005, the Class S shares of the Institutional Money Market Funds listed will be redesignated Premier Class shares.

(18)                            Shareholders of the One Group Institutional Prime Money Market Fund will be asked to approve the reorganization of that Fund with and into the JPMorgan Prime Money Market Fund, a series of a separate investment company, at a shareholder meeting to be held January 20, 2005.  If shareholders approve the reorganization, the One Group Institutional Prime Money Market Fund will no longer be part of this Multiple Class Plan effective upon the closing of the reorganization, which is expected to occur on or about February 18, 2005 or on such later date as the parties to the reorganization transaction shall agree.

(19)                            Shareholders of the One Group Treasury Only Money Market Fund will be asked to approve the reorganization of that Fund with and into the JPMorgan 100% U.S. Treasury Securities Money Market Fund at a shareholder meeting to be held January 20, 2005.  If shareholders approve the reorganization, the One Group Treasury Only Money Market Fund will no longer be part of this Multiple Class Plan effective upon the closing of the reorganization, which is expected to occur on or about February 18, 2005 or on such later date as the parties to the reorganization transaction shall agree.